Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated October 17, 2012, relating to the financial statements of Immudyne, Inc. for the years ended December 31, 2011 and 2010, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ PKF O’Connor Davies,

a Division of O’Connor Davies, LLP

New York, New York

February 7, 2013